CYTOGEN CORPORATION
                             PERFORMANCE BONUS PLAN
                           WITH STOCK PAYMENT PROGRAM

                             Effective June 19, 2001


1. Definitions.
         (a) Company shall mean Cytogen Corporation, a Delaware corporation and its subsidiaries.
         (b) Plan shall mean the Company's Performance Bonus Plan with Stock Payment Program.
         (c)  Common Stock shall the Company's common stock, $.01 par value.
         (d)  Board shall mean the Board of Directors of the Company.
         (e) Board Committee shall mean any committee made up of Non-Employee Directors and designated by the Board to administer the Plan, or if no such committee is constituted, the Compensation Committee of the Board of Directors of the Company.
         (f) Participant shall mean any person eligible to receive a bonus under the Plan, whether in the form of a cash payment or as a distribution of Common Stock.
         (g) Management Committee shall mean members of the Company's senior management group, as that is constituted from time to time.
         (h) Officer shall mean a duly authorized executive officer of the Company as that term is defined in Rule 3b-7 promulgated by the Securities and Exchange Commission under the Exchange Act.
         (i) CEO shall mean the Company's duly authorized chief executive officer.
         (j) Plan Year shall mean a calendar year.
         (k) Non-Employee Director shall mean a duly elected non-employee director as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.
         (l) Securities Act shall mean the Securities Act of 1933, as amended.
         (m) Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
         (n) Fair Market Value shall mean, (A) if the Common Stock is traded in a public market, and is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof on the relevant date,
(B) if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ, (C) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as otherwise reported in a customary financial reporting service, as may be applicable and as determined by the Board, and, (D) if not publicly traded, then the value of a share of Common Stock as determined, in good faith, by the Board, taking into account such facts and circumstances as the Board deems appropriate.

2. Purpose. The Company, hereby adopts the Plan for the purpose of providing guidelines for the payment of annual employee bonuses and for permitting the payment of all or a portion of such employee bonuses in the form of a distribution of shares of Common Stock pursuant to the terms set forth herein.


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3. Administration of the Plan. The Plan shall, in general, be administered by the Board or by a Board Committee. The Board Committee shall have all authority necessary or appropriate for the proper and orderly implementation and operation of the Plan.
         (a) Meetings. The Board Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper. The Board Committee may take action by a vote of a majority of the Board Committee and may take any action by means of a written instrument signed by all of its members, which action shall have the same effect as though it had been taken at a meeting duly called and held.
         (b) Exculpation. No member of the Board, any Board Committee or the Management Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan; except that this exculpation shall not apply to any breach of such member's duty of loyalty to the Company, its affiliates or the Company's shareholders, or to any acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, acts or omissions that would result in liability under applicable law, or any transaction from which the member derived an improper personal benefit.
         (c) Indemnification. Service by a member of the Board on the Board Committee shall constitute service as a member of the Board. Each member of the Board Committee shall be entitled, without further act on his or her part, to indemnity from the Company and limitation of liability to the fullest extent permitted provided by applicable law and under the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan in which he or she may be involved by reason of his or her being or having been a member of the Board Committee, whether or not he or she continues to be such member of the Board Committee at the time of the action, suit or proceeding.
         (d) Interpretation. The Board Committee shall have the power and authority to interpret the Plan and to adopt such rules and regulations for its administration as are not inconsistent with the express terms of the Plan. Any such actions by the Board Committee shall be final, binding and conclusive on all parties in interest.

4. Shares Subject to Plan. The Board Committee may provide for the grant of shares of Common Stock pursuant the terms of the Plan from authorized and unissued Common Stock or from Common Stock held in or hereafter acquired for the treasury of the Company in accordance with Section 8 of the Plan. The maximum number of shares of Common Stock available for grant to Participants under the Plan shall be 300,000, which number may be adjusted by the Board in the event the Company's Common Stock is changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock to reflect on an equitable basis any such change in the Company's Common Stock.



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5. Eligibility.
         (a) Non-Officer Employees. Each Participant who is not an Officer shall, at the sole discretion of the Management Committee, be eligible to receive a bonus pursuant to the terms of the Plan.
          (b) Officers (other than CEO). Each Officer other then the CEO shall, at the sole discretion of the Board Committee, be eligible to receive a bonus pursuant to the terms of the Plan as recommended to the Board Committee by the Management Committee.
         (c) CEO. The CEO shall be eligible to receive, at the sole discretion of the Board, a bonus as determined by the Board.

6. Determination of Bonuses Payable Under the Plan.
         (a) General Discretion to Establish Performance Goals and Target Bonuses. The Management Committee shall have full discretion, consistent with the terms of the Plan, to establish the terms and conditions of the bonus program in effect for each Plan Year, including the performance goals that must be obtained in order for bonuses to be payable under the Plan, and the Target Bonuses for employees payable with respect to a Plan Year subject to approval of the Board with respect to any bonuses payable to Officers of the Company. The Management Committee shall also have full discretion to determine whether the Company's achievement of such goals has been established during a Plan Year, subject to approval of the Board with respect to any bonuses payable to Officers of the Company.
         (b) Default Target Bonus and Performance Goals. Unless other arrangements are implemented by the Management Committee with respect to a Plan Year, as permitted under Subsection 5(a), Target Bonuses (as calculated pursuant to Section 6(b)(iii)) will be payable to the extent that Company's performance goals and individual performance goals, if any, are attained, as further described herein.
                  (i) The Company performance goals for a Plan Year shall be established by the Management Committee, subject to the approval of the Board with respect to any bonuses payable to Officers of the Company and divided into two categories, one being financial and the other being operational, with each category being equally weighted. If the goals in both categories are fully achieved, Target Bonuses will be payable in full, subject to reduction by reason of a failure to achieve fully, any applicable individual performance goals. If the Company's performance in either category (or both) does not reach 100%, a percentage of the Target Bonuses equal to the average of the Company's achievement in the two categories will be payable, subject to further reduction by reason of a failure to achieve fully, any applicable individual performance goals. If the Company's performance in either category (or both) exceeds 100%, a percentage of the Target Bonuses equal to the average of the Company's achievement in the two categories will be payable, subject to increase or reduction by reason of achievement or failure to fully achieve applicable individual performance goals.
                  (ii) Individual performance goals may be established for individual employees or groups of employees as may be designated by the Management Committee for these purposes. If individual performance goals are not achieved in full, the Target Bonus payable to the individual employee shall be reduced accordingly. By way of example, if a Target Bonus of $1,000 would be payable on full attainment by the Company and the individual employee, attainment of only 80% of the Company goals (determined by averaging the two categories described above) would



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reduce the amount of the bonus payable to $800. In this situation if the individual attained only 90% of the applicable individual performance goals, the bonus payable to such employee would be $720.
                  (iii) Target Bonuses shall be equal to a dollar amount determined by reference to the base salary of the employee, as set forth in the following table:
         Employee Level                     Bonus Target as % of Base Salary
         -------------------------------------------------------------------
         Officer   (excluding the CEO*)                       25
         VP (non-officer)                                     22
         Director                                             20
         Associate/Assistant Director                         15
         Manager                                              12
         Professional Exempt                                  10
         Non-exempt                                            5

         *The Target Bonus for the CEO will be determined by the Board of Directors.
         (c) Bonus Eligibility. No employee shall be entitled to receive a bonus payment for a Plan Year unless such employee meets the following requirements:
                  (i) The employee must be actively employed at the time of payment or distribution of the bonus.
                  (ii) The employee must have worked for the Company for a minimum of 90 days/400 hours during the Plan Year and continuously from the end of the Plan Year until the time payment or distribution of the bonus is made.
                  (iii) The Company goals (weighted) and the individual performance goals must each have been at least seventy-five percent (75%) attained for the relevant Plan Year.
                  (iv) Such additional individual or group/classification requirements as may be established by the Bonus Committee from time to time, at its discretion, must be satisfied.
         (d) Pro-Rata Payment for Partial Years. In the event an employee is eligible for a bonus under the Plan, but was not employed by the Company for the full Plan Year, such employee's bonus payable shall be equal to the amount otherwise determined hereunder, but multiplied by a fraction, the numerator of which is the number of full months such employee was employed during the Plan Year, and the denominator of which is 12.

7. Term of the Plan. The Plan is effective with respect to bonuses attributable to the performance of the Company for the 2001 Plan Year and shall continue in effect for each Plan Year thereafter until terminated by the Company.

8. Payment of Bonuses by Distribution of Cash and Common Stock. Each Participant who is eligible and entitled, under the terms of the Plan, as that may be in effect from time to time, shall receive a portion of his or her bonus payment in the form of a cash payment, and, at the sole discretion of the Board, another portion in the form of a distribution of Common Stock under the terms of this
Section 8. Any and all issuances of Common Stock to the CEO and any other Officers pursuant to this Section 8 shall be specifically approved by the Board or Board Committee, as applicable.




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         (a) Non-Officer Employees. Each Participant, other than a Participant who is an Officer, shall receive fifty percent (50%) of the amount determined to be payable as an annual bonus in the form of a cash payment at such time as the Management Committee determines such payment is to be made following the close of the Plan Year to which such bonus relates, which payment generally shall be made during the month of February or within a reasonable period of time thereafter, and shall receive the remaining fifty percent (50%) of the amount determined to be payable as such bonus in the form of a distribution of Common Stock, determined as follows:
                  (i) The dollar value of fifty percent (50%) of such Participant's bonus payment shall be divided by the Fair Market Value of a share of Common Stock as of the last business day of the Plan Year to which such bonus relates.
                  (ii) The resulting number shall be the number of shares of Common Stock distributable to such Participant, which shares will be made available on or about the same time as the cash portion of the bonus is paid or as soon thereafter as is practicable.
                  (iii) Notwithstanding the foregoing, each Participant who is eligible for a bonus in the form of a distribution of Common Stock under the terms of this Section 8(a) shall be, at the discretion of the Company, entitled to elect to receive all or any portion of the bonus payment that would otherwise be payable in cash in the form of a distribution of Common Stock, with the amount of such Common Stock distribution being determined in the manner described above; provided, however, that any such election must be filed with the Bonus Committee in writing prior to the last day of the Plan Year to which such bonus relates, and provided, further, that any such election shall be irrevocable.
         (b) Officers (other than CEO). Each Officer other than the CEO shall receive a distribution of Common Stock determined in the same manner as described in Section 8(a), above, including an election to receive a greater percentage of his or her bonus in the form of Common Stock rather than in cash.
         (c) CEO. The CEO shall be entitled to receive all or a portion of his bonus in the form of a distribution of Common Stock at the sole discretion of the Board.
         (d)  Notwithstanding anything to the contrary contained herein:
                  (i) No bonus shall be payable to any person if such person has ceased to be an employee of the Company as of the date such bonus would otherwise be payable, without regard to whether such bonus is payable in cash or in a distribution of Common Stock, except to the extent that the Management Committee, in the case of a non-officer employee, or the Board or Board Committee, in the case of an Officer has determined, in light of any relevant facts and circumstances that it chooses to consider, that it is either necessary or appropriate to make such a payment to a former employee.
                  (ii) No distribution of Common Stock shall be made to any person pursuant to the Plan if such distribution would violate any applicable federal, state or local law or any rules of the exchange on which the Company's equity securities are listed, and the Management Committee or the Board or Board Committee, as applicable, may impose such restrictions and/or limitations on such Common Stock as is distributed pursuant to the Plan as it deems necessary or appropriate in connection with any such laws or rules, or for any other reason.
                  (iii) The Management Committee or the Board or Board Committee may require, as appropriate with respect to any distribution of Common Stock, that the Participant to whom such distribution is made provide to the Company an acknowledgment, in form and substance



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satisfactory to Company, that (a) such shares of Common Stock are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to Company, may be made without violating the registration provisions of the Securities Act or any successor statute, (b) the Participant has been advised and understands that the shares of Common Stock so distributed have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and that the Company is under no obligation to register any such shares of Common Stock under the Securities Act or to take any action which would make available to the Participant any exemption from such registration, (c) such shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other applicable restrictions may be endorsed on the certificates.
         (d) The Board or Board Committee, as the case may be, shall have the authority, at its sole discretion, to suspend the applicability of those provisions of the Plan providing for payment of bonuses in the form of a distribution of Common Stock from time to time.

9. No Commitment to Retain. The payment of a bonus under the Plan, whether in cash or in the form of a distribution of Common Stock, or any combination thereof, shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any affiliate to retain the Participant as an employee, or in any other capacity.

10. Withholding of Taxes. (a)In connection with payment of a bonus, whether in cash or in the form of a distribution of Common Stock, or any combination thereof, the Company shall have the right:
                  (i) to require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to any payment or any delivery or transfer of any certificate or certificates for Common Stock; or
                  (ii) take whatever other action the Company deems necessary to protect its interests with respect to tax liabilities.
         (b) All obligations of the Company under the Plan shall be conditioned on the Participant's compliance, to the Company's satisfaction, with any withholding requirement.

11. Assumption of the Plan. In the event the Company is acquired, whether by merger, stock acquisition or otherwise, or all or substantially all of the assets of the Company are acquired, the entity having control over the Company or the Company's assets shall assume and continue the operation of the Plan.

12. Amendment and Termination of the Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable or terminate the Plan at any time. In addition, the Board or the Board Committee shall have the authority to amend or modify the Plan to the extent necessary or appropriate, as determined at the discretion of the Board Committee, so as to cause acquisitions of shares of Common Stock under the Plan by Officers to qualify for an exemption from potential liability under Section 16(b) of the Exchange Act and the rules and regulations thereunder, including, but not limited to the Rule 16b-3. In the event there is a termination of the



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Plan pursuant to this Section 12 where such termination is effected in connection with any transaction that constitutes a change in the ownership or effective control of the Company or which is a change in the ownership of a substantial portion of the assets of the Company that would be treated as such a change under the provisions of Internal Revenue Code Section 280G(b)(2)(A)(i), the termination of the Plan shall be treated as resulting in a short Plan Year, ending as of the date of such termination, and bonuses shall be payable on a pro-rated basis, taking into account the extent to which performance goals were attained when viewed on an annualized basis.